The Victory Portfolios



                                   EX-99.B6(b)

                         Form of Broker-Dealer Agreement




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                                          BROKER-DEALER AGREEMENT
                                          (Fully Disclosed Basis)

Victory Broker-Dealer Services, Inc..
3435 Stelzer Road
Columbus, Ohio  43219


Ladies and  Gentlemen:
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

     We desire to enter into an Agreement  with you for    solicitation  materials and any such other  information
the sale of shares  of  beneficial  interest  or common    and  materials  relating  to each  Fund  in  reasonable
stock  of  open-end  registered   investment  companies    quantities upon request.
(hereinafter  referred to  individually as a "Fund" and
collectively  as the  "Funds")  of  which  you  are the    4. We shall not make any representations concerning any
principal  underwriter  as such term is  defined in the    Fund  shares   other  than  those   contained   in  the
Investment  Company Act of 1940,  as  amended,  and for    Prospectus of such Fund or in any promotional materials
which you are the  exclusive  agent for the  continuous    or sales literature furnished to us by you or the Fund.
distribution  of  shares  pursuant  to the  terms  of a    Except as  otherwise  provided  in  Paragraph 3 of this
Distribution  Agreement  between  you  and  each  Fund.    Agreement,   we  shall  not  furnish  or  cause  to  be
Unless the context otherwise  requires,  as used herein    furnished  to any  person or  display  or  publish  any
the term  "Prospectus"  shall mean the  prospectus  and    information   or   materials   relating   to  any  Fund
related   statement  of  additional   information  (the    (including,  without limitation,  promotional materials
"Statement  of  Additional  Information")  incorporated    and sale  literature,  advertisements,  press releases,
therein by  reference  as amended and  supplemented  of    announcements,  statements,  posters,  signs  or  other
each  of the  respective  Funds  included  in the  then    similar   material),   except  such   information   and
currently   effective    registration   statement   (or    materials as may be furnished to us by you or the Fund,
post-effective amendment thereto) of each such Fund, as    and such  other  information  and  materials  as may be
filed  with  the  Securities  and  Exchange  Commission    approved in writing by you.
pursuant to the Securities Act of 1933, as amended (the
"Registration Statement").                                 5. In determining the amount of any dealer  reallowance
                                                           payable  to us  hereunder,  you  reserve  the  right to
     In   consideration   for  the   mutual   covenants    exclude any sales which you  reasonably  determine  are
contained   herein,   it  is  hereby  agreed  that  our    not made in accordance with the terms of the applicable
respective rights and obligations shall be as follows:     Fund  Prospectuses and the provisions of the Agreement.
                                                           Unless at the time of  transmitting  an order we advise
1. In all sales of Fund shares to the public,  we shall    you to the contrary,  the shares ordered will be deemed
act as dealer for our own account and in no transaction    to be the specified  investor(s) total holdings of Fund
shall we have  any  authority  to act as agent  for any    shares.
Fund, for you or for any other dealer.
                                                           6. (a) In the case of any Fund shares sold with a sales
2. All orders for the purchase of any Fund shares shall    load, customers may be entitled to a reduction in sales
be executed at the then current  public  offering price    load on  purchases  made from a Fund  which  utilizes a
per share (i.e., the net asset value per share plus the    letter of intent  ("Letter of  Intent")  in  accordance
applicable  sales load,  if any) and all orders for the    with such Fund(s) Prospectus.  In such case, our dealer
redemption  of any Fund shares shall be executed at the    reallowance  will be paid based upon the reduced  sales
net asset value per share, in each case as described in    load,  but  adjustment to a higher  dealer  reallowance
the  Prospectus  of  such  Fund.  The  minimum  initial    will be made in accordance  with the  Prospectus of the
purchase  order and minimum  subsequent  purchase order    applicable  Fund  to  reflect  the  investor(s)  actual
shall be as set forth in the  Prospectus  of such Fund.    purchases  if he should  fail to fulfill  his Letter of
All orders are subject to  acceptance  or  rejection by    Intent. The sales load and/or dealer reallowance may be
you at your sole discretion.  Unless otherwise mutually    changed  at any  time  in  your  sole  discretion  upon
agreed in writing,  each transaction shall be confirmed    written notice to us.
promptly in writing directly to the customer on a fully
disclosed basis and a copy of each  confirmation  shall    (b) Subject to and in accordance  with the terms of the
be sent simultaneously to us. You reserve the right, at    Prospectus  of each  Fund  sold  with a sales  load,  a
your discretion and without notice, to suspend the sale    reduced  sales load may be  applicable  with respect to
of shares or  withdraw  entirely  the sale of shares of    customer accounts through a right of accumulation under
any or all of the Funds.                                   which  customers are permitted to purchase  shares of a
                                                           Fund at the then  current  public  offering  price  per
3. In ordering shares of any Fund, we shall rely solely    share  applicable to the total of (i) the dollar amount
and  conclusively on the  representations  contained in    of  shares  then  being  purchased  plus (ii) an amount
the Prospectus of such Fund. We agree that we shall not    equal to the then  current  net  asset  value or public
offer or sell shares of any Fund  except in  compliance    offering price originally paid per share,  whichever is
with all applicable  federal and state  securities laws    higher,  of the  customer(s)  combined  holdings of the
and the rules and regulations of applicable  regulatory    shares  of  such   Fund  and  of  any  other   open-end
agencies or  authorities.  In connection with offers to    registered investment companies may be permitted by the
sell and  sales of  shares  of each  Fund,  we agree to    applicable Fund  prospectus.  In such case, we agree to
deliver or cause to be delivered to each person to whom    furnish  to you if orders  are made by wire,  or to the
any such offer or sale is made,  at or prior to time of    transfer   agent  as  such  term  is   defined  in  the
such offer or sale, a copy of the Prospectus  and, upon    Prospectus  of each  Fund  (the  "Transfer  Agent")  if
request,  the  Statement of Additional  Information  of    orders  are made by  mail,  sufficient  information  to
such  Fund.  We  further  agree  to  obtain  from  each    permit your confirmation of qualification for a reduced
customer  to whom  we sell  Fund  shares  any  taxpayer    sales load; acceptance of the purchase order is subject
identification  number  certification   required  under    to such confirmation.
Section 3406 of the Internal  Revenue Code of 1986,  as
amended (the "Code"),  and the regulations  promulgated    (c) With respect to Fund shares sold with a sales load,
thereunder,  and to provide you or your  designee  with    we agree to advise you  promptly at your  request as to
timely  written  notice of any  failure to obtain  such    amounts  of any and all  sales by us  qualifying  for a
taxpayer  identification  number certification in order    reduced sales load.
to enable the  implementation  of any  required  backup
withholding in accordance with Section 3406 of the Code    (d)  Exchanges  (i.e.,  the  investment of the proceeds
and  the  regulations   thereunder.   Unless  otherwise    from  the   liquidation   of  shares  of  one  open-end
mutually agreed in writing,  you shall deliver or cause    registered  investment  company  distributed by Victory
to be delivered to each customer who  purchases  shares    Broker-Dealer  Services,  Inc. or its affiliates in the
of any Funds  from or  through  us copies of all annual    shares  of  another  open-end   registered   investment
and interim reports, proxy solicitation materials,  and    company distributed by Victory Broker-Dealer  Services,
any other  information  and materials  relating to such    Inc. or its affiliates) shall, where available, be made
Funds and  prepared by or on behalf of you, the Fund or    subject  to and in  accordance  with the  terms of each
its investment  adviser,  custodian,  transfer agent or    Fund Prospectus.
dividend disbursing agent for distribution to each such
customer.  You agree to  supply  us with  copies of the
Prospectus, Statement of Additional Information, annual
reports, interim reports, proxy

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7. Subject to and in accordance  with the terms of each     11. We hereby represent and warrant to you that:
Fund  Prospectus and the Service Plan, if any,  adopted
by resolution of the board of directors or trustees and     (a) we are a corporation, partnership or other entity duly
shareholders  of any Fund  pursuant to Rule 12b-1 under     organized and validly  existing in good standing under the
the  Investment  Company Act of 1940,  as  amended,  we     laws of the jurisdiction in which we were organized;
understand  that  you  may  pay  to  certain  financial     institutions  (which  may  include  banks),  securities
dealers and other industry professionals with which you
have entered into a Service  Agreement in substantially     (b) the execution  and delivery of this  Agreement and the
the form  annexed  hereto as  Appendix A (or such other     performance of the transactions  contemplated  hereby have
form as may be approved  from time to time by the board     been duly authorized by all necessary action and all other
of  directors of trustees of the Fund) such fees as may     authorization  and  approvals  (if any)  required  for our
be determined  by you in  accordance  with such Service     lawful  execution  and delivery of this  Agreement and our
Agreement for shareholder and  administrative  services     performance hereunder have been obtained; and
as described therein. 8. The procedures relating to all
orders and the handling  thereof will be subject to the     (c) upon  execution  and  delivery by us, and assuming due
terms of the  Prospectus  of each Fund and your written     and valid  execution and delivery by you,  this  Agreement
instructions  to us from time to time.  No  conditional     will constitute a valid and binding agreement, enforceable
orders will be accepted.  We agree to place orders with     against us in accordance with its terms.
you  immediately  for the same  number of shares and at
the  same  price  as any  sales  by us.  We  shall  not     12. We further  represent and warrant to you that we are a
withhold  placing orders  received from customers so as     member of the NASD and,  with  respect to any sales in the
to profit  ourselves as a result of such withholding by     united  States,  we agree to abide by all of the rules and
a change  in the net  asset  value  from  that  used in     regulations of the NASD,  including,  without  limitation,
determining  the offering price to such  customers,  or     its Rules of Fair  Practice.  We agree to comply  with all
otherwise;  provided, however, that the foregoing shall     applicable  federal and state laws, rules and regulations.
not  prevent  the  purchase of shares of any Fund by us     You agree to inform us, upon our request, as to the states
for our own bona fide investment. We agree that: (a) we     in  which  you  believe  the  shares  of  the  Funds  have
shall not effect any transactions  (including,  without     qualified   for  sale  under,   or  are  exempt  from  the
limitation,  any purchases and redemptions) in any Fund     requirements  of the  respective  securities  laws of such
shares registered in the name of, or beneficially owned     states, but you shall have no obligation or responsibility
by, any  customer  unless such  customer has granted us     as to our  right to sell  shares in any  jurisdiction.  We
full  right,   power  and   authority  to  effect  such     agree to notify  you  immediately  in the event of (a) our
transactions on his behalf and (b) you, each Fund, each     expulsion  or  suspension   from  the  NASD,  or  (b)  our
Transfer Agent and your and their respective  officers,     violation of any applicable  federal or state law, rule or
directors or trustees, agents, employees and affiliates     regulation  arising  out  of or in  connection  with  this
shall not be liable for, and shall be fully indemnified     Agreement  or which may  otherwise  affect in any material
and held  harmless by us from and against,  any and all     way our ability to act as a dealer in accordance  with the
claims,  demands,  liabilities and expenses  (including     terms of this Agreement.  Our expulsion from the NASD will
without  limitation,  reasonable  attorneys fees) which     automatically terminate this Agreement immediately without
may be incurred by you or any of the foregoing  persons     notice.  Our suspension from the NASD for violation of any
entitled to  indemnification  from us hereunder arising     applicable  federal or state law, rule or regulation  will
out  of or in  connection  with  the  execution  of any     terminate this Agreement  effective  immediately upon your
transactions in Fund shares  registered in the name of,     written notice to us of termination.
or beneficially owned by, any customer in reliance upon
any oral or written instructions believed to be genuine     13.  (a) You agree to  indemnify,  defend and hold us, our
and to have been given by or on behalf of us.               several  officers  and  directors,   and  any  person  who
                                                            controls  us  within  the  meaning  of  Section  15 of the
9. (a) We agree to pay for purchase  orders of any Fund     Securities Act of 1933, as amended,  free and harmless for
shares  from us in  accordance  with  the  terms of the     and against any and all claims,  demands,  liabilities and
Prospectus  of the  applicable  Fund.  On or before the     expenses (including the cost of investigating or defending
settlement  date of each  purchase  order for shares of     such claims,  demands or liabilities  and any counsel fees
any  Fund,  we shall  either  (i)  remit to an  account     incurred in connection  therewith)  which we, our officers
designated  by you with the  Transfer  Agent an  amount     and directors,  or any such controlling  person, may incur
equal to the then current public  offering price of the     under the  Securities  Act of 1933,  as amended,  or under
shares of such Fund  being  purchased  less our  dealer     common law or otherwise,  arising out of or based upon (i)
reallowance,  if any,  with  respect  to such  purchase     any breach of any  representation,  warranty  or  covenant
order as determined by you in accordance with the terms     made by you herein,  or (ii) any failure by you to perform
of the applicable Fund Prospectus,  or (ii) remit to an     your obligations as set forth herein,  or (iii) any untrue
account  designated  by you with the Transfer  Agent an     statement,  or alleged untrue statement of a material fact
amount equal to the then current public  offering price     contained in any Registration Statement or any Prospectus,
of the  shares of such  Fund  being  purchased  without     or arising out of or based upon any  omission,  or alleged
deduction  for our  dealer  reallowance,  if any,  with     omission,  to state a material  fact required to be stated
respect to such purchase  order as determined by you in     in either any Registration Statement or any Prospectus, or
accordance  with  the  terms  of  the  applicable  Fund     necessary  to  make  the  statements  in any  thereof  not
Prospectus,  in which case our dealer  reallowance,  if     misleading;  provided,  however,  that your  agreement  to
any,  shall  be  payable  to us on at  least a  monthly     indemnify  us, our  officers and  directors,  and any such
basis.  If  payment  for  any  purchase  order  is  not     controlling  person  shall  not be  deemed  to  cover  any
received in accordance with the terms of the applicable     claims,  demands,  liabilities or expenses  arising out of
Fund Prospectus, you reserve the right, without notice,     any  untrue  statement  or  alleged  untrue  statement  or
to cancel the sale and to hold us  responsible  for any     omission  or  alleged  omission  made in any  Registration
loss sustained as a result thereof.                         Statement or Prospectus in reliance upon and in conformity with written  information  furnished to you or the Fund by
(b) If any  shares  sold to us under  the terms of this     us specifically for use in the preparation  thereof.  Your
Agreement  are sold with a sales load and are  redeemed     agreement to indemnify us, our officers and directors, and
for  the  account  of  the  Fund  or are  tendered  for     any such controlling  person,  as aforesaid,  is expressly
redemption within seven (7) days after  confirmation of     conditioned  upon your being  notified any action  brought
our  purchase  order  for  such  shares:  (i) we  shall     against our officers or directors, or any such controlling
forthwith  refund  to you the full  dealer  reallowance     person,  such  notification  to be given by  letter  or by
received  by  us  on  the  sale;  and  (ii)  you  shall     telex,  telegram  or  similar  means of same day  delivery
forthwith  pay to the Fund  your  portion  of the sales     received by you at your  address as specified in Paragraph
load on the sale  which  had been  retained  by you and     18 of this  Agreement  within  seven  (7) days  after  the
shall also pay to the Fund the amount refunded by us.       summons  or other  first  legal  process  shall  have been served.  The  failure so to notify you of any such  action
10.  Certificates for shares sold to us hereunder shall     shall not  relieve  you from any  liability  which you may
only be  issued  in  accordance  with the terms of each     have to the person  against whom such action is brought by
Fund Prospectus upon our customer(s)  specific  request     reason of any such breach,  failure or untrue,  or alleged
and, upon such request,  shall be promptly delivered to     untrue,   statement  or  omission,  or  alleged  omission,
us  by  the   Transfer   Agent  unless  we  make  other     otherwise  than  an  account  of you  indemnity  agreement
arrangements. However, in making delivery of such share     contained in this Paragraph 13(a). You will be entitled to
certificates  to us,  the  Transfer  Agent  shall  have     assume the defense of any suit brought to enforce any such
adequate time to clear any checks drawn for the payment     claim, demand, liability or expense. In the event that you
of Fund shares.                                             elect to assume  the  defense  of any such suit and retain counsel,  the defendant in such suit,  shall bear the fees and expenses of any additional  counsel retained by any of them;  but in case you do not elect to assume the  defense of any such suit,  you will reimburse us, our officers and directors,  or controlling  persons named as defendants in such  suit,  for the  fees  and  expenses  of any  counsel retained  by us or them.  Your  indemnification  agreement contained in this Paragraph









































































































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13(a)  shall  remain  operative  and in full  force and    names, addresses or other information concerning any of
effect  regardless of any  investigation  made by or on    our  customers  if  such  names,   addresses  or  other
behalf  of  us,  our  officers  and  directors,  or any    information  is obtained in any manner  other than from
controlling  person,  and shall survive the delivery of    us pursuant to this  Agreement.  The provisions of this
any Fund shares and termination of this Agreement. This    Paragraph  14 shall  survive  the  termination  of this
agreement  of  indemnity  will  inure  exclusively  our    Agreement.
benefit,  to the  benefit of our several  officers  and
directors,  and their  respective  estates,  and to the    15.  We agree to serve as a  service  organization,  in
benefit   of  any   controlling   persons   and   their    accordance  with  the  terms  of the  form  of  Service
successors.                                                Agreement  annexed hereto as Appendix A, for all of our
                                                           customers  who  purchase  shares  of any and all  Funds
(b) We agree to indemnify, defend and hold you and your    whose   Prospectuses   provide  for  these  of  service
several  officers and directors,  and each Fund and its    organizations. By executing this Agreement, each of the
several  officers and  directors  or trustees,  and any    parties  hereto  agrees  to  be  bound  by  all  terms,
person who  controls  you and/or  each Fund  within the    conditions,  rights  and  obligations  set forth in the
meaning of Section 15 of the Securities Act of 1933, as    form of Service  Agreement annexed hereto as Appendix A
amended, free and harmless from and against any and all    and further agrees that such form of Service  Agreement
claims,  demands,  liabilities and expenses  (including    supersedes any and all prior service agreements between
the cost of  investigating  or  defending  such claims,    the parties hereto.
demands or liabilities and any counsel fees incurred in
connection   therewith)  which  you  and  your  several    16. By requesting expedited  redemption,  we agree that
officers  and  directors,  or the Fund and its officers    you,  each mutual fund with respect to which you permit
and  directors  or  trustees,  or any such  controlling    us to exercise an expedited redemption  privilege,  the
person,  may incur under the Securities Act of 1933, as    transfer  agent of each such  fund,  and your and their
amended, or under common law or otherwise,  arising out    respective  officers,  directors or  trustees,  agents,
of or based upon (i) any breach of any  representation,    employees  and  affiliates  shall not be liable for and
warranty  or  covenant  made by us herein,  or (ii) any    shall be fully indemnified and held harmless by us from
failure by us to perform our  obligations  as set forth    and against any and all  claims,  demands,  liabilities
herein,   or  (iii)  any  untrue,  or  alleged  untrue,    and expenses (including, without limitation, reasonable
statement   of  a  material   fact   contained  in  the    attorneys  fees) arising out of or in  connection  with
information  furnished  in  writing by us to you or any    any expedited redemption payments.
Fund specifically for use in such Fund(s)  Registration
Statement or Prospectus,  or used in the answers to any    17. Neither this  Agreement nor the  performance of the
of the items of the  Registration  Statement  or in the    services of the respective  parties  hereunder shall be
corresponding  statements  made in the  Prospectus,  or    considered to constitute an exclusive  arrangement,  or
arising out of or based upon any  omission,  or alleged    to create a  partnership,  association or joint venture
omission to state a material  fact in  connection  with    between you and us.  neither party hereto shall be, act
such  information  furnished in writing by us to you or    as, or represent itself as, the agent or representative
the Fund and  required to be stated in such  answers or    of the other,  nor shall either party have the right or
necessary to make such information not misleading.  Our    authority to assume,  create or incur any  liability or
agreement  to  indemnify  you  and  your  officers  and    any obligation of any kind, express or implied, against
directors,  and the fund and its officers and directors    or in the name of, or on behalf  of,  the other  party.
or  trustees,  and  any  such  controlling  person,  as    This  Agreement  is not  intended  to,  and shall  not,
aforesaid,  is  expressly  conditioned  upon our  being    create any rights  against  either  party hereto by any
notified  of any action  brought  against any person or    third  party  solely  on  account  of  this  Agreement.
entity  entitled  to  indemnification  hereunder,  such    Neither  party  hereto  shall use the name of the other
notification  to  be  given  by  letter  or  by  telex,    party in any manner  without  the other  party's  prior
telegram or similar means of same day delivery received    written  consent,  except as required by any applicable
by us at our address as  specified  in  Paragraph 18 of    federal or state law,  rule or  regulation,  and except
this Agreement  within seven (7) days after the summons    pursuant to any  promotional  programs  mutually agreed
or other first legal process shall have been served. We    upon in writing by the parties hereto.
shall  have the right to  control  the  defense of such
action,  with counsel of our own choosing  satisfactory    18. Except as otherwise  specifically  provided herein,
to you and the Fund,  if such  action  is based  solely    all notices  required or permitted to be given pursuant
upon such alleged  misstatement or omission on our part    to  this  Agreement  shall  be  given  in  writing  and
and in any other event each  person or entity  entitled    delivered by personal  delivery or by postage  prepaid,
to  indemnification  hereunder  shall have the right to    registered or certified  United State first class mail,
participate  in  the  defense  or  preparation  of  the    return  receipt  requested,  or by telex,  telegram  or
defense of any such action. The failure so to notify us    similar  means of same day delivery  (with a confirming
of any  such  action  shall  not  relieve  us from  any    copy by  mail as  provided  herein).  Unless  otherwise
liability which we may have to you or your officers and    notified in writing,  all notices to you shall be given
directors, or the Fund or its officers and directors or    or sent to you at your offices, located at 3435 Stelzer
trustees,  or to any such controlling person, by reason    Road, Columbus,  Ohio 43219 and all notices to us shall
of any such  breach,  failure  or  untrue,  or  alleged    be given or sent to us at our address shown below.
untrue  statement  or  omission,  or alleged  omission,
otherwise  than on account of our  indemnity  agreement    19. This  Agreement  shall become  effective  only when
contained in this Paragraph 13(b). Our  indemnification    accepted  and signed by you, and may be  terminated  at
agreements  contained  in Paragraph 8 above and in this    any time by either  party hereto upon fifteen (15) days
Paragraph  13(b)  shall  remain  operative  and in full    prior   written   notice  to  the  other   party.   All
force and effect regardless of any  investigation  made    unfulfilled  obligations,  duties  and  liabilities  of
by  or  on   behalf   of   any   person   entitled   to    either party to the other as of the date of termination
indemnification  pursuant to  Paragraph 8 above or this    including,   without  limitation,  all  obligations  of
Paragraph  13(b), and shall survive the delivery of any    indemnification  of either to the other. This Agreement
Fund shares and  termination  of this  Agreement.  Such    may be amended only by a written  instrument  signed by
agreements of indemnity  will inure  exclusively to the    both the  parties  hereto  and,  may not be assigned by
benefit of the persons entitled to indemnification from    either party without the prior  written  consent of the
us  pursuant  to this  Agreement  and their  respective    other  party.  This  agreement  constitutes  the entire
estates, successors and assigns.                           agreement and understanding  between the parties hereto
                                                           relating to the subject  matter  hereof and  supersedes
14.  The names  and  addresses  and  other  information    any and all prior agreements between the parties hereto
concerning  our customers are and shall remain our sole    relating to the subject matter hereof.
property, and neither you nor your affiliates shall use
such  names,  addresses  or other  information  for any
purpose  except in connection  with the  performance of
your duties and  responsibilities  hereunder and except
for servicing and  informational  mailings  relating to
the  Funds.   Notwithstanding   the   foregoing,   this
Paragraph  14  shall  not  prohibit  you or any of your
affiliates from utilizing for any purposes the

20. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio, without given effect to principles of conflicts of laws.

          Very truly yours,


___________________________________________
Name of Broker-Dealer (Please Print or Type)


____________________________________

Address_____________________________

Dated:______________________________

By:_________________________________
          Authorized Dealer

NOTE:  Please  sign  and  return  both
copies of this  Agreement  to  Victory
Broker-Dealer   Services,   Inc.  Upon
acceptance a  countersigned  copy will
be  returned  to you for  your  files.


              Accepted:
 VICTORY BROKER-DEALER SERVICES, INC.


Date:_______________________________

By:_________________________________
         Authorized Signature


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